Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors:

     We hereby consent to the inclusion in the Registration Statement filed on Form S-4/A-1 of our reports dated June 13, 2005, relating to the balance sheets of Ensource Energy Partners LP and Ensource Energy Income Fund LP as of May 26, 2005 appearing in the Form S-4/A-1 and the reference to our firm under “Experts” in the Prospectus.

/s/ Hein & Associates LLP
Hein & Associates LLP

Houston, Texas
September 14, 2005